UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        August 9, 2010

MAXSYS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53148	26-0904488
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22817 Ventura Blvd., Suite 462, Woodland Hills, CA 92606
(Address of principal executive offices)(Zip Code)

(818)943-8068
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

The Company has concluded all outstanding legal cases as filed with the Los Angele Superior Court.  Cases involved former employees and came to closure in the form of a global settlement and release of all claims among all the parties, and the company signing a stipulated judgment in the amount of $53,712 for each of two former employees with whom employment contracts were cancelled in 2007.  Given unavailability of funds, actual payout and terms are yet to be determined. The Company had previously accrued approximately $100,000 to this liability as of March 31, 2010 and thus plans to accrue the balance of the actual liability of $7,424.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXSYS HOLDINGS, INC.
Dated: August 10, 2010	By:	/s/ William Elder
William Elder